AGREEMENT FOR
                        FINANCIAL COMMUNICATION SERVICES

THIS  AGREEMENT  is  entered  into  on  this     19th  day  of  November
1999 by and between North American Corporate Consultants, Inc. (hereinafter "NACC"), with its principal place of business at 1425 Main Street, Suite 300, Ramona, Ca. 92065 and Digital Video Display Technology, Inc (hereinafter "Client"), with its principal place of business at 590 Madison Avenue, 21st floor New York, NY 10022 Hereinafter Client and NACC are referred to collectively as "Parties" and singularly as "Party".

WHEREAS, the Parties desire to set forth the terms and conditions under which the said services shall be performed.

NOW, THEREFORE, in consideration of these promises of the mutual covenants herein, the Parties hereto agree as follows:

ARTICLE  I  -  SCOPE  OF  SERVICES
NACC will assist the Client on a non-exclusive basis to develop, implement, and maintain an ongoing market awareness program.

ARTICLE  II  -  PERIOD  OF  PERFORMANCE
The period of performance under this agreement shall be a period of 6 months from the Effective Date of said Agreement (Article X).

ARTICLE  III  -  CONTRACTUAL  RELATIONSHIP
In performing the services under this Agreement, NACC shall operate as, and have the status of, an independent contractor. The client and NACC will be mutually responsible for determining the means and the method for performing the services described in ARTICLE I above.

ARTICLE IV - COMPENSATION As full consideration for the performance of services herein, the Client shall pay NACC compensation as follows:
(a)     Fee:  277,500  shares  of  clients  144  stock.
In  the  following  denominations:
  87,500  shares
     87,500  shares
     27,500  shares
     25,000  shares
     25,000  shares
     25,000  shares

(b) Mergers, Acquisitions & Corporate Financing: In the event that NACC is the procuring cause in a successful merger, acquisition or corporate financing on behalf of the Client, NACC shall be compensated in the amount of 5% of the merger/acquisition value or the total value of corporate financing, whichever applies. Fees are due and payable at the close of the respective transactions.

ARTICLE  V  -  CLIENT  INFORMATION
Since NACC must at all times rely upon the accuracy and completeness of information supplied to it by the Client's officers, directors, agents, and employees, the Client agrees to indemnify, hold harmless, and defend NACC, its officers, agents, and employees at the Client's expense, in any proceeding or suit which may arise out of and/or due to any inaccuracy or incompleteness of such material supplied by the Client to NACC.

article  vi  -  PROTECTION  OF  PROPRIETARY  RIGHTS
NACC agrees that all information disclosed to it about the Client's products, processes and services are the sole property of the Client and it will not assert any rights to any confidential or proprietary information or material, nor will it directly or indirectly, except as required in the conduct of its duties under the Agreement, disseminate or disclose any such confidential information.

ARTICLE  VII  -  REPRESENTATIVE  AND  NOTICES
Notices provided for hereunder shall be in writing and may be served personally to the Client's Representative and NACC's representative at their respective places of business or by registered mail to the address of each Party as first set forth hereinabove or may be transmitted by Facsimile Transmission to the respective FAX numbers of record.

ARTICLE  VIII  -  ARBITRATION/JURISDICTION  OF  COURT
Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the County of San Diego, California, in accordance with the rules of the American Arbitration Association there in effect, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure and the prevailing Party shall be entitled to actual costs and actual attorney's fees from arbitration or any other civil action. Judgment upon the award rendered therein may be entered in any Court having jurisdiction thereof. Jurisdiction for any legal action is stipulated between the Parties to lie in the County of San Diego, California

ARTICLE IX - MISCELLANEOUS
This Agreement constitutes the entire agreement between the Client and NACC relating to providing financial relations services. It supersedes all prior or contemporaneous communications, representations or agreements, whether oral or written, with respect to the subject matter hereof and has been induced by no representations, statements or agreements other than those herein expressed. No agreement hereafter made between the Parties shall be binding on either Party unless reduced to writing and signed by an authorized officer of the Party bound thereby.

ARTICLE  X  -  EFFECTIVE  DATE
Effective Date shall be the date of NACC's receipt of the Client compensation in
Article  IV  above.

This Agreement shall in all respects be interpreted and construed, and the rights of the Parties hereto shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by duly authorized officers.

DVD Technology, Inc.            North American Corporate Consultants, Inc.
By:                             By:
Lee Edmondson, President        Robert Millstone,  President

Date: 11/22/99                  Date: 11/22/99